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HOUTHOFF BURUMA
ADVOCATEN NOTARISSEN BELASTINGADVISEURS

Postbus 75505 1070 AM Amsterdam
Parnassusweg 126 1076 AT Amsterdam


                                                                     Exhibit 5.4

To: Diageo plc and Diageo Finance B.V.
c/o Diageo plc
8 Henrietta Place
WIG 0NB LONDON
United Kingdom

Amsterdam, 26 November 2003

our ref.: I:\Dossiers\Advocatuur\Amsterdam\62\106551\Legal opinions\Diageo-0005h-814.opinion_sec.6.doc

Re: DIAGEO FINANCE B.V. -- SHELF REGISTRATION UNDER THE UNITED STATES SECURITIES
    ACT OF 1933, AS AMENDED, OF GUARANTEED DEBT SECURITIES

Dear Sirs,

I.   INTRODUCTION

     We have acted as Netherlands legal counsel to Diageo Finance B.V., with corporate seat in Amsterdam, The Netherlands (the "ISSUER") in connection with the registration with the United States Securities and Exchange Commission (the "SEC") of a shelf facility (the "FACILITY") under which the Issuer may from time to time issue up to US$ 7,000,000,000 debt securities (the "SECURITIES" or, in singular, a "SECURITY") (the "REGISTRATION"). The Securities will be issued under the Indenture (as defined below) and are to be fully and unconditionally guaranteed as to payment of principal, premium (if any) and interest by Diageo plc ("DIAGEO"). Under the Facility, Diageo Investment Corporation ("DIAGEO INVESTMENT") and Diageo Capital plc ("DIAGEO CAPITAL") may issue guaranteed debt securities (the "GUARANTEED SECURITIES") and Diageo may issue debt securities, warrants, preference shares and ordinary shares (the "DIAGEO SECURITIES").

II.  SCOPE OF INVESTIGATION; DEFINITIONS

     For purposes of this letter, we have examined and relied solely upon the following documents:

     (a) A print of an e-mailed copy received by us on 18 November 2003 of a form of an indenture (the "INDENTURE") to be entered into between the issuer as issuer,

Houthoff Buruma is een maatschap van besloten vennootschappen met beperkte aansprakelijkheid. De algemene voorwaarden van Houthoff Buruma, waarin een beperking van aansprakelijkheid is opgenomen, zijn op alle opdrachten van toepassing. Een lijst van vennoten en de algemene voorwaarden worden op verzoek toegezonden, maar zijn eveneens te vinden op www.houthoff.com Houthoff Buruma is a professional partnership, consisting of private companies having limited liability. Houthoff Buruma's general terms and conditions, which include a limitation of liability, are applicable to all work performed. A list of partners and a copy of the general terms and conditions are available on request or at www.houthoff.com


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HOUTHOFF BURUMA
ADVOCATEN NOTARISSEN BELASTINGADVISEURS


          Diageo as guarantor and Citibank N.A. as trustee (the "TRUSTEE"), including the form of the Securities and the form of guarantees to be given by Diageo (the "GUARANTEES");

     (b) a print of an e-mailed copy received by us on 20 November 2003 of a registration statement on Form F-3 relating to the Registration dated 20 November 2003 (including the prospectus contained therein (the "PROSPECTUS"), Diageo's annual report on Form 20-F for the fiscal year ended 30 June 2003, which is incorporated in the registration statement by reference, and the annexes to it) (the "REGISTRATION STATEMENT");

     (c) a notarial copy of the Issuer's deed of incorporation dated 9 October 2003 containing, according to the Extract (as defined below), its current articles of association (the "ARTICLES"), as filed with the Amsterdam chamber of commerce and industry commercial register (the "CHAMBER OF COMMERCE");

     (d) a faxed copy of an extract regarding the Issuer obtained from the Chamber of Commerce and dated 20 November 2003 (the "EXTRACT");

     (e) a faxed copy of the minutes of the meeting of the Company's board of managing directors (bestuur) held on 7 November 2003 (the "MANAGING BOARD RESOLUTION");

     (f) a faxed copy of a written resolution of Guinness United Distillers & Vintners Amsterdam B.V. in its stated capacity as the Issuer's sole shareholder dated 20 November 2003 (the "SHAREHOLDERS RESOLUTION"); and

     (g) a photocopy of a signed notification form of the Issuer for purposes of section 4 of the Exemption Regulation pursuant to the Netherlands 1992 Act of the Supervision of the Credit System
          (Vrijstellingsregeling Wtk 1992) dated 23 October 2003 (the "REGULATION").

     In addition, we have obtained the following confirmations over the telephone on the date hereof:

     o confirmation from the Chamber of Commerce that an extract regarding the Issuer dated today would contain the same information as is contained in the Extract; and

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HOUTHOFF BURUMA
ADVOCATEN NOTARISSEN BELASTINGADVISEURS


     o    confirmation from the office of the bankruptcy division
          (faillissementsgriffie) of the Amsterdam district court that the Issuer is not registered as having been declared bankrupt or granted suspension of payments (the "BANKRUPTCY CONFIRMATION").

     Our investigation has been limited to the text of the documents. We have not investigated the meaning and effect of any document governed by a law other than Netherlands Law under that other law.

III. ASSUMPTIONS

     For the purpose of this letter, we have assumed that:

     (i) all copies of documents conform to the originals and that all originals are authentic and complete;

     (ii) each signature is the genuine signature of the individual concerned;

     (iii) all factual matters, statements in documents and other results of our investigation, relied upon or assumed herein, were true and accurate on the date of the execution of the Indenture and remain true and accurate on the date hereof;

     (iv) the Issuer is not the subject of (i) any of the procedures listed in Annex A or B of the Council Regulation (EC) No 1346/2000 of 29 May 2000 on insolvency proceedings (OJ 2000, L 160, 1) (each an "INSOLVENCY PROCEEDING"), (ii) a non-insolvency dissolution or liquidation, or (iii) a statutory merger or demerger;

     (v) the Registration Statement has been filed with the SEC in the form reviewed by us, that the Indenture and the Guarantees have been or will have been entered into in the form reviewed by us and that the Securities have been or will have been issued in the form reviewed by us;

     (vi) there is no works council whose advice on the Issuer's entry into the Indenture or the issue of the Securities must be sought pursuant to the Netherlands Works Councils Act (Wet op de Ondernemingsraden);

     (vii) the Managing Board Resolution is a true record of the proceedings of the meeting described therein in a duly convened, constituted and quorate meeting and that the resolutions set out therein were validly passed and remain in full force and effect without modification;

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HOUTHOFF BURUMA
ADVOCATEN NOTARISSEN BELASTINGADVISEURS


     (viii) the Shareholders Resolution was validly passed and remains in full force and effect without modification;

     (ix) each party to the Indenture and the Guarantees other than the Issuer has all requisite power (corporate and otherwise) to enter into and perform the Indenture and the Guarantees;

     (x) the Indenture and the Guarantees have been duly authorised and entered into by or on behalf of the parties thereto other than the Issuer;

     (xi) the Securities have been or will have been duly and validly authorised, authenticated, delivered and issued by the Issuer in accordance with the Indenture and that the Securities will be in the form set out in Article Two of the Indenture and will be subject to the terms and conditions of the Indenture;

     (xii) prior to each issue of Securities under the Facility the Issuer's managing board approves the terms and conditions of such Securities and of the offering of such Securities in a validly passed managing board resolution which remains in full force and effect without modification;

     (xiii) when validly signed by all the parties thereto, the Indenture (including the submission to jurisdiction contained therein), the Guarantees and the Securities constitute the valid and binding obligations of each of the parties thereto, and are enforceable against those parties in accordance with their terms, under the laws of the State of New York ("NEW YORK LAW"), by which they are expressed to be governed;

     (xiv) the Indenture has been or will have been signed on behalf of the Issuer by two of its managing directors and that the Securities have been or will have been signed on behalf of the Issuer, manually or, with the approval of the managing directors concerned, in facsimile by two of its managing directors;

     (xv) the Issuer meets and complies with the criteria set out in the Regulation and therefore does not require a licence to act as a credit institution (kredietinstelling) within the meaning of the Netherlands 1992 Act on the Supervision of the Credit System (Wet toezicht kredietwezen 1992);

     (xvi) the Securities have been, are and will be offered, and to the extent applicable such offer has been, is and will be announced, anywhere in the world, only:


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HOUTHOFF BURUMA
ADVOCATEN NOTARISSEN BELASTINGADVISEURS


               (a) to persons who trade or invest in securities in the conduct of their profession or trade (which includes banks, securities intermediaries (including dealers and brokers), insurance companies, pension funds, other institutional investors and commercial enterprises which as an ancillary activity regularly invest in securities) ("PROFESSIONAL INVESTORS"), provided that the offer, the applicable Pricing Agreement (as defined in the Underwriting Agreement) and each announcement of the offer states that the offer is exclusively made to those persons; or

               (b) otherwise in accordance with the Netherlands 1995 Act on the Supervision of the Securities Trade (Wet toezicht effectenverkeer 1995);

     (xvii) any transfer requirements applicable to zero coupon Securities in bearer form pursuant to the Netherlands Savings Certificates Act (Wet inzake spaarbewijzen) are complied with;

     (xviii) the aggregate initial offering price of all Securities, Guaranteed Securities and Diageo Securities issued under the Facility will not exceed the maximum amount of the Facility of US$ 7,000,000,000;

     (xix) none of the Securities for the determination of the amount of payment of principal, premium (if any) or interest of which an index or uncertain event (onzekere gebeurtenis) is used, qualifies as game or wager (spel en weddenschap) within the meaning of section 7A:1811 of the Netherlands Civil Code (Burgerlijk Wetboek, "NCC") and that no issue of Securities falls within the scope of the Netherlands Games of Chance Act (Wet op de kansspelen); and

     (xx) at the time of the issue of Securities neither the Issuer nor any other party involved in such issue as underwriter possessed any knowledge of a particular fact concerning the Issuer or knowledge of a particular fact concerning the trade in its securities, which had not been made public and disclosure of which could reasonably be expected to influence the price of these securities (whether upwards or downwards) (voorwetenschap).

IV.  OPINIONS

     Based upon the foregoing and subject to any factual matters and documents not disclosed to us in the course of our investigation, and subject to the qualifications and limitations stated hereafter, we are of the opinion that:

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HOUTHOFF BURUMA
ADVOCATEN NOTARISSEN BELASTINGADVISEURS


     1. The Issuer has been incorporated and is existing as a legal entity (rechtspersoon) in the form of a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under Netherlands Law.

     2. Under Netherlands Law, the choice of New York Law as the governing law of the Indenture and the Securities is recognised as a valid choice of law.

     3. The Indenture and Securities will, according to the courts of the Netherlands correctly applying New York Law as the law expressed to be governing the Indenture and Securities, constitute valid, binding and enforceable obligations of the Issuer.

     4. The entry into and performance of the Indenture, and the issue and performance of the Securities, by the Issuer does not conflict with or result in a violation of the Articles or Netherlands Law which would affect the validity, binding effect and enforceability of the Indenture or the Securities against the Issuer.

     5. A judgment rendered by a court in the State of New York will not be recognised and enforced by the Netherlands courts. However, if a person has obtained a final and conclusive judgment for the payment of money rendered by a court in the State of New York (the "FOREIGN COURT") which is enforceable in the United States of America (the "FOREIGN JUDGMENT") and files his claim with the Netherlands court of competent jurisdiction, the Netherlands court will generally give binding effect to the foreign judgment insofar as it finds that the jurisdiction of the foreign court has been based on grounds which are internationally acceptable and that proper legal procedures have been observed, unless the foreign judgment contravenes Netherlands public policy.

     6. The statements in the Prospectus under the headings "Enforcement of Civil Liabilities" and "Taxation -- Netherlands Taxation", to the extent that they are statements as to Netherlands Law, are correct in all material respects.

V.   QUALIFICATIONS

     This letter is subject to the following qualifications:

     a. This letter is subject to any limitations arising from or in connection with (i) the general defences available under Netherlands Law in respect of the validity, binding effect and enforceability of agreements and (ii) any insolvency

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ADVOCATEN NOTARISSEN BELASTINGADVISEURS


          Proceeding, dissolution, liquidation, statutory merger and demerger, fraudulent conveyance (actio pauliana) and other laws of general application relating to or affecting the rights of creditors.

     b. Under Netherlands Law, notwithstanding the recognition of New York Law as the governing law of the lndenture and the Securities:

          o effect may be given to the law of another jurisdiction with which the situation has a close connection, insofar as, under the law of that jurisdiction, that law is mandatory irrespective of the governing law of the Indenture and the Securities;

          o Netherlands Law will be applied insofar as it is mandatory irrespective of the governing law of the Indenture and the Securities;

          o the application of New York Law may be refused if it is manifestly incompatible with Netherlands public policy; and

          o regard will be had to the law of the jurisdiction in which performance takes place in relation to the manner of performance and the steps to be taken in the event of defective performance.

     c. The enforcement in a Netherlands court of the Indenture and the Securities and of foreign judgments is subject to Netherlands rules of civil procedure.

     d. In proceedings before a Netherlands court for the enforcement of the Indenture, the court may mitigate amounts due in respect of litigation and collection costs. In addition, specific performance or injunction relief may not always be granted.

     e. To the extent Netherlands Law applies, a provision to the effect that the holder of a Security may be treated as its absolute owner or as solely entitled to the Security may not be enforceable under all circumstances.

     f. To the extent Netherlands Law applies, title to a Security may not pass if (i) the Security is not delivered (geleverd) in accordance with Netherlands Law, (ii) the transferor does not have the power to pass on title (beschikkingsbevoegdheid) to the Security or (iii) the transfer of title is not effected pursuant to a valid title of transfer (geldige titel).

     g. To the extent that the Indenture or the Securities qualify as general conditions within the meaning of section 6:231 NCC, a holder of a Security may nullify


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ADVOCATEN NOTARISSEN BELASTINGADVISEURS


          (vernietigen) a provision therein if (i) the Issuer has not offered the holder a reasonable opportunity to examine them or (ii) the provision, having regard to all relevant circumstances, is unreasonably onerous to the holder. A provision in general conditions as referred to in section 6:236 NCC is deemed to be unreasonably onerous, irrespective of the circumstances, if the holder of a Security is a natural person not acting in the conduct of a profession or trade (i.e., someone other than a professional investor). The notice provisions in clause 106 of the Indenture might fall within the scope of section 6:236 NCC.

     h. If any Security has been signed on behalf of the Issuer (manually or in facsimile) by a person who at the signing date is, but before the date of the Security and its authentication and issue ceases to be, a duly authorised representative of the Issuer, enforcement of the Security in a Netherlands court may require that the holder of the Security submits a copy of the Indenture.

     i. Under Netherlands Law, any trust to which the Convention on the Law applicable to Trusts and their Recognition 1985 (the "TRUST CONVENTION") applies, will be recognised subject to the Trust Convention. Any trust to which the Trust Convention does not apply, may not be recognised.

     j. To the extent Netherlands Law applies, the substitution of a party to an agreement (such as the Indenture) only takes effect against another party to such agreement if and when the latter has cooperated with such substitution (medewerking) within the meaning of section 6:159 NCC, after the original party to the agreement and the third party by whom such original party will be substituted have entered into a deed for the purpose of such substitution. We do not express any opinion as to the validity of any succession or substitution pursuant to Section 802 of the Indenture.

     k. To the extent Netherlands Law applies, the provisions in the Indenture to the effect that in any proceedings initiated by the Trustee, the Trustee shall be held to represent all the Holders (as therein defined) of the Securities (as therein defined) to which such proceedings relate, and that it shall not be necessary to make any Holders of such Securities parties to any such proceedings, may not be enforceable.

     m. To the extent Netherlands Law applies, the provision in the Indenture to the effect that no Holder (as therein defined) of any Security (as therein defined) of any series shall have any right by virtue or by availing of any provision of the Indenture to institute any action or proceeding, judicial or otherwise with respect

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HOUTHOFF BURUMA
ADVOCATEN NOTARISSEN BELASTINGADVISEURS


          to the Indenture, the Guarantees (as therein defined), the Securities (as therein defined) or coupons or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder previously shall have given to the Trustee written notice as further provided in the Indenture, may not be enforceable under all circumstances.

     n. To the extent Netherlands Law applies, a power of attorney (volmacht) or mandate (lastgeving) (including the appointment of an agent for purposes of service of process) (i) does not exclude the principal's right to perform the legal acts covered by the power of attorney, (ii) can be irrevocable only to the extent it has been granted for the purpose of performing a legal act in the interest of the authorised person or a third party and is subject to any amendments made or limitations imposed by a court on serious grounds (gewichtige redenen), and (iii) will terminate upon the attorney being placed under guardianship (onder curatele stelling) and upon the attorney giving notice of termination (opzeggen).

     o. The Extract does not provide conclusive evidence that the facts set out therein are correct. However, under the Netherlands 1996 Trade Register Act (Handelsregisterwet 1996), subject to limited exceptions, the Issuer cannot invoke the incorrectness or incompleteness of its commercial register registration against third parties who were unaware thereof.

     p. The Bankruptcy Confirmation does not provide conclusive evidence that the Issuer has not been declared bankrupt or granted suspension of payments.

VI.  LIMITATIONS AND INTERPRETATION

     We express no opinion on any law other than the published laws of the Kingdom of the Netherlands excluding Aruba and the Netherlands Antilles ("NETHERLANDS LAW") as they are in effect and are applied by the Netherlands courts. Except for the opinion expressed herein under 6, we express no opinion on tax laws. We express no opinion on any laws of the European Union (insofar as not implemented in the Netherlands in statutes or other regulations of general application). Furthermore, we express no opinion on any competition laws.

     In this letter Netherlands legal concepts are expressed in English terms. In some instances the Netherlands term expressing such concept is mentioned for the purpose of clarification. These concepts of Netherlands law may not be identical to the concepts existing under the laws of other jurisdictions and described by the English terms used in this letter. This letter may only be relied upon under the express condition that it and

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HOUTHOFF BURUMA
ADVOCATEN NOTARISSEN BELASTINGADVISEURS


     any issues of interpretation or liability arising thereunder will be governed by Netherlands Law and be brought before a Netherlands court.

     Nothing in this letter should be taken as expressing an opinion in respect of any representations or warranties or other information contained in the Indenture or any other document examined in connection with this letter except as expressly confirmed herein.

     The opinions and statements expressed herein are rendered as of the date of this letter and in as far as the opinions and statements concern any matter after the date hereof we have assumed that there will be no change in the relevant facts, circumstances, events or the law after the date hereof. We assume no obligation to advise you of facts, circumstances, events or changes in the law that may hereafter be brought to our attention that may alter, affect or modify the opinions or statements expressed herein. The limitation of liability as set forth in the general conditions of Houthoff Buruma, as referred to on the first page of this letter, does not apply to anyone but the addressees of this letter.

VII. PURPOSE

     This letter is addressed to you in connection with and for the sole purpose of the Registration and may be filed with the SEC for the purpose thereof and on the date hereof. We consent to the references to our name and opinion under the captions "Taxation -- Netherlands Taxation", "Validity of Securities" and "Enforceability of Certain Civil Liabilities" in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required within section 7 of the United States Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

Yours faithfully,

HOUTHOFF BURUMA

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